EXHIBIT 5.1 - OPINION OF CLARK, WILSON, BARRISTERS & SOLICITORS
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C L A R K ,  W I L S O N                            | Clark, Wilson
BC's Law Firm for Business                          | Barristers & Solicitors
--------------------------                          | Patent & Trade-Mark Agents
              Our File No.   28362-1/D/WLM/594218.1 | 800-885 W Georgia Street
                                                    | Vancouver, BC V6C 3H1
                                                    | Tel.       604.687.5700
                                                    | Fax        604.687.6314



                                                                     Exhibit 5.1
September 20, 2004

Vita Equity, Inc.
Suite 314 - 837 West Hastings Street
Vancouver, B.C. V6C 3N6

Dear Sirs:

               Re:  Common Stock of Vita Equity, Inc.
                    Registered on Form SB-2 filed July , 2004
               ----------------------------------------------

          We have acted as special counsel to Vita Equity, Inc. (the "Company"), a Nevada corporation, in connection with the filing of a registration statement on Form SB-2 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 13,220,000 shares of the Company's common stock (the "Registered Shares"), as further described in the Registration Statement filed on September 20, 2004.

          In connection with this opinion, we have examined the following documents:

     (a)  Corporate Charter and Articles of the Company;

     (b)  By-Laws of the Company;

     (c)  Resolutions   adopted  by  the  Board  of  Directors  of  the  Company
     pertaining to the Registered Shares;

     (d)  The Registration Statement; and

     (e) The Prospectus/Information Statement (the "Prospectus") constituting a part of the Registration Statement.

          In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

          We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

          Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares to



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which the  Registration  Statement  and  Prospectus  relate,  have been duly and validly authorized and issued, and are fully paid and non- assessable.

          We have attorneys admitted to practice in California, Florida, New York, Washington, Virginia and the District of Columbia. We are familiar with the General Corporation Law of the State of Nevada, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, to the limited extent set forth above, the Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

                                                          Yours truly,

                                                          CLARK, WILSON

                                                          "Clark, Wilson"





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